Exhibit 99.1

NEWS RELEASE

Contact: Brainerd Communicators, Inc.
Jennifer Gery (media)
Mike Smargiassi/Brad Edwards (investors)
212.986.6667
Investor_relations@edcllc.com
(NASDAQ: EDCI)

Entertainment Distribution Company Announces Changes to Executive Management Team

NEW YORK—November 6, 2007— Entertainment Distribution Company (Nasdaq: EDCI), (the “Company”) a global and independent provider of supply chain services to the home entertainment market, today announced changes to its executive management team.

On November 5, 2007 Jim Caparro transitioned from the position of Chief Executive Officer to the newly created position of non-executive Chairman of the Company’s subsidiary Entertainment Distribution Company, LLC (“EDC, LLC”).  Mr. Caparro will remain in this role through March of 2008 during which time he will help manage the transition process, will play a key advisory role in the management of our customer relationships and will assist in our evaluation of strategic alternatives for EDC, LLC.  Accordingly, Jim retains his seat on the EDC, LLC subsidiary Board of Directors and has given up his seat on the parent company Board of Directors, effective November 5, 2007.

Jordan M. Copland, the Company’s Chief Financial Officer, will assume the additional role of Interim Chief Executive Officer.

“As a result of significant changes in the industry, Jim’s founding vision to grow EDC principally through consolidation of the entertainment supply chain has come under increasing pressure,” stated Clarke Bailey, Chairman of the Company.  “As a result, Jim decided that the time was right to take on a different role within the organization and at the conclusion of his tenure with the Company, to seek his next career challenge. We thank Jim for his dedication and efforts on EDC’s behalf and expect to continue benefiting from his insight during his remaining tenure with the Company.”

The Company also announced two other important changes to its executive staff.  Tom Costabile, Executive Vice President and Chief Operating Officer of EDC, LLC, has been promoted to President, EDC, LLC and will retain his role as Chief Operating Officer.  Matt Behrent has been promoted to the newly created position of Executive Vice President, Corporate Development. He most recently served as Senior Vice President & Chief Acquisitions Officer.

Mr. Bailey commented, “Jordan, Tom and Matt have been tremendous contributors to EDC and we are pleased that each of them is expanding his role within the Company.  With their ongoing commitment, we will continue to benefit from a solid and experienced team focused on effectively managing our operations, exceeding our customer’s expectations and driving enhanced shareholder value.”

The Company has also announced changes in the compensation of both its Board of Directors as well as its non-Executive Chairman, Clarke Bailey.  Mr. Bailey has agreed to reduce his salary by over 30% while each member of the Board of Directors has agreed to a 10% reduction in total compensation.  Mr. Bailey stated, “Our Board is well aware of the challenges both EDC and our shareholders face.  The decision to reduce compensation reflects the Board’s commitment to preserving EDC’s cash flow and maximizing performance.”

About Entertainment Distribution Company
Entertainment Distribution Company, Inc. (NASDAQ: EDCI) is a global and independent provider of supply chain services to the home entertainment market. EDC serves every aspect of the manufacturing and distribution process and is one of the largest providers in the industry. Its clients include some of the world’s best-known music, movie and gaming companies. Headquartered in New York, EDC’s operations include manufacturing and distribution facilities throughout North America and in Hannover, Germany, and a manufacturing facility in Blackburn, UK. For more information, please visit www.edcllc.com.

Safe Harbor Statement
This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company’s current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company’s most recently filed Annual Report on Form 10-K and the Company’s most recently filed Quarterly Report on Form 10-Q. These factors include, but are not limited to restructuring activities; potential intellectual property infringement claims; potential acquisitions and strategic investments; volatility of stock price; ability to attract and retain key personnel; competition; variability of quarterly results and dependence on key customers;  potential market changes resulting from rapid technological advances; proprietary technology; potential changes in government regulation; international business risks; continuation and expansion of third party agreements; sensitivity to economic trends and customer preferences; increased costs or shortages of raw materials or energy; dependence on Universal Music Group; potential inability to manage successful production; advances in technology and changes in customer demands; variability in production levels; and development of digital distribution alternatives including copying and distribution of music and video files.  The Company assumes no obligation to update any forward-looking statements and does not intend to do so except where legally required.

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